Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 2022, relating to the consolidated financial statements of Tailwind Two Acquisition Corp. for the years ended December 31, 2021 and 2020 included in Terran Orbital Corporation’s final prospectus, dated June 23, 2022, which is incorporated herein by reference. We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 24, 2022